N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Variable Equity
Trust
ClearBridge Variable Aggressive
Growth Portfolio, Class II

Item 77I(a) :Terms of new or
amended securities

In response to Sub-Items 77I(a),
the Registrant incorporates by
reference the supplement to the
fund's Prospectus as filed with the
Securities and Exchange Commission
pursuant to Rule 497 of the
Securities Act of 1933 on August 7,
2015 (Accession No. 0001193125-15-
282226).  The Registrant  also
incorporates by reference Post-
Effective Amendment No. 78 to Form
N-1A filed on April 20, 2015
pursuant to Rule 485(b) of the
Securities Act of 1933 (Accession
No. 0001193125-15-137843).